Exhibit 99.7(cc)

AMENDMENT NO. 2 TO THE PARTICIPATON AGREEMENT

Among

OPPENHEIMER VARIABLE ACCOUNT FUNDS,

OPPENHEIMERFUNDS, INC.

and

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

THIS AMENDMENT NO 2.  to the PARTICIPATION AGREEMENT (the “Agreement”), dated November 16, 2011, by and among Oppenheimer Variable Account Funds, Oppenheimer Funds, Inc., and Jefferson National Life Insurance Company is effective December 5, 2014.

The Agreement is amended as follows:

1.              Effective January 1, 2015, Jefferson National Life Insurance Company of New York is hereby added as a party to the agreement. All references to the Company shall be deemed to include Jefferson National Life Insurance Company of New York.

1. Schedule 2 is hereby deleted and replaced in its entirety by this Schedule 2.

SCHEDULE 2

The Fund agrees to make available all the Portfolios of Oppenheimer Variable Account Funds, Portfolios include both service class and non service class shares.  The Portfolios will be available for any Contract or separate Account sponsored by Jefferson National Life Insurance Company, or Jefferson National Life Insurance Company of New York.

2.                                      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment #2 to be executed in its name and on behalf of its duly authorized representative as of the date specified above.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:

Name: Craig A. Hawley

Title: General Counsel & Secretary

Date:

JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

By:

Name: Craig A. Hawley

Title: General Counsel & Secretary

Date:

OPPENHEIMER VARIABLE ACCOUNT FUNDS

By:

Name:

Title:

Date:

OPPENHEIMERFUNDS, INC.

By:

Name:

Title:

Date:

2